NOTICE TO TRANSFER AGENT

This Notice to Transfer Agent, dated as of August 2, 2021, is made pursuant to the Second Amended and Restated Transfer Agency and Service Agreement, as amended (the “Agreement”), dated as of July 1, 2020, between AIM Variable Insurance Funds (Invesco Variable Insurance Funds) (the “Fund”) and Invesco Investment Services, Inc. (“IISI”).

WHEREAS, the above-named parties entered into the Agreement for the purpose of having IISI perform certain transfer agency services and functions for the benefit of certain shareholders of the Fund; and

WHEREAS, Article 8 of the Agreement provides that additional series of shares of the Fund may be added to the Agreement pursuant to written notice to IISI;

NOW, THEREFORE, the parties agree as follows:

1. Addition of Portfolios. The Fund hereby notifies IISI that the Fund has established the following new series of shares (the “New Portfolios”):

New Portfolio	Share Classes Offered
Invesco V.I. S&P 500 Buffer Fund – March	Series I, Series II

Invesco V.I. S&P 500 Buffer Fund – June	Series I, Series II

Invesco V.I. S&P 500 Buffer Fund – September	Series I, Series II

Invesco V.I. S&P 500 Buffer Fund – December	Series I, Series II

Invesco V.I. NASDAQ 100 Buffer Fund – March	Series I, Series II

Invesco V.I. NASDAQ 100 Buffer Fund – June	Series I, Series II

Invesco V.I. NASDAQ 100 Buffer Fund – September	Series I, Series II

Invesco V.I. NASDAQ 100 Buffer Fund – December	Series I, Series II

The Fund also hereby notifies IISI that the Fund desires to add the New Portfolios under the Agreement.

2. Date of Effectiveness. The addition of the Classes of the New Portfolios under the Agreement shall be effective as of September 7, 2021.

IN WITNESS WHEREOF, the parties have executed this Notice as of the date first above written.

ACKNOWLEDGED AND AGREED:	AIM VARIABLE INSURANCE FUNDS
INVESCO INVESTMENT SERVICES, INC.	(INVESCO VARIABLE INSURANCE FUNDS)

By: /s/ William J. Galvin, Jr.	By: /s/ Jeffrey H. Kupor
William J. Galvin, Jr.	Jeffrey H. Kupor
President	Secretary, Senior Vice President and
Chief Legal Officer

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